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                      AMENDED CONSULTING SERVICES AGREEMENT

     This Amended Consulting Services Agreement originally entered into on the 9th day of February, 1996, amended as of July 11, 1997, by and among Diplomat Corporation ("Diplomat"), Biobottoms, Inc. (the "Company") and Anita Dimondstein (the "Consultant"), with respect to consulting services to Diplomat.

     1. This Agreement will terminate upon a minimum thirty days written notice by any party hereto to the other parties, unless terminated earlier or extended pursuant to Section 4 of this Agreement.

     2. Consultant agrees to render consulting services ("Services") to Diplomat, at the Consultant's convenience and subject to reasonable notice by Diplomat, up to a maximum four (4) days per month, to Diplomat for the term of this Agreement. Consultant's duties shall include, but are not limited to, advising with regard to marketing, public relations, personnel and product development and such other duties as Diplomat and the Consultant may from time to time agree upon.

     3. (a) Consultant shall be paid a minimum of $2,000 per month regardless of the time actually provided by Consultant. For each hour spent per month over 32 hours, the Consultant shall be paid a minimum of $80 per hour, exclusive of travel time, for time spent performing Consultant's duties under this Agreement. Such payments shall be made no later than the tenth (10th) day of the month following the month in which the services were performed. In addition, Diplomat shall reimburse Consultant for reasonable long distance travel (transportation, lodging and meals) and telephone expenses Consultant is required to incur in providing the Services. Consultant shall provide Diplomat with invoices detailing the expense reimbursements that Consultant believes are due under this Agreement, and shall itemize and provide receipts for expenses upon request. Diplomat agrees to pay approved invoices within 15 days of receipt.

        (b) (i) Diplomat shall issue to Consultant 29,204 shares of its common stock (the "Shares") and shall, within four weeks of the date hereof, file a registration statement on Form S-8 for the purpose of registering the Shares provided to the Consultant and Diplomat will use its best efforts to have said registration statement declared effective as quickly as reasonably possible.

            (ii) Upon effectiveness of such registration statement, the Consultant shall be free to sell the Shares. Should Consultant elect to effect such sale within 60 days of the effective date of the registration statement and such sale is effected through Diplomat's market-maker EC Capital, Inc., Diplomat shall pay Consultant the difference between the amount realized and $87,611, should the amount realized be less. Should Consultant not be able to sell the Shares for failure of Diplomat to obtain an effective registration thereof within three months of the date hereof, Diplomat shall, at the request of Consultant, repurchase the stock at an aggregate price of $87,611. Should such failure to obtain an effective registration result from events within the control of Diplomat, then Diplomat shall repurchase said stock at the greater of the average trading



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price for the prior five trading days or $87,611.

            (iii) Should Diplomat close the proposed acquisition of Lew Magram Ltd. then, while Consultant holds the above referenced shares of Diplomat stock, upon such closing, Diplomat shall immediately notify Consultant of such fact and Consultant shall have 10 trading days thereafter to effect the sale of the stock contemplated by paragraph 3(b)(ii) hereof. At the date of closing, should any sum be due pursuant to paragraph 3(b)(ii) hereof as a result of either the inability of the Consultant to sell said Diplomat stock because of the failure to register said stock or because the amount realized on sale was less than an aggregate of $87,611, then Diplomat shall, at or prior to the closing of the Lew Magram Ltd. transaction, pay the amount due to Consultant.

     4. Each of the parties to this Agreement agrees that this Agreement may be terminated by the Consultant, for any reason, with or without cause, by giving written notice to Diplomat; termination to be effective upon Diplomat's receipt of notice. The parties further agree that Diplomat may not terminate this Agreement until the later of (a) the date payment is effected pursuant to paragraph 3(b)(ii) above or (b) if Consultant elects to hold the Shares, the date two months from the effective date of the registration statement referred to in paragraph 3(b)(i) above.

     5. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance.

     6. Consultant has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of Diplomat.

     7. Consultant's performance under this Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry. Consultant shall comply with all applicable laws and Diplomat safety rules in the course of performing the Services.

     8. Consultant agrees that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. Consultant further agrees that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required and the balance of the Agreement shall be interpreted as if such portion(s) were so limited or excluded and shall be enforceable in accordance with its terms.

     9. This Agreement shall be binding upon Consultant, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representations; provided, however, that it shall not be assignable by Consultant.

     10. This Agreement contains the entire understanding of the parties regarding its


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subject matter.

     11. All notices required or given therewith shall be addressed to the parties to this Agreement at the designated addresses shown below by registered mail, special delivery, or by certified courier service:

          a.   To Diplomat Corporation or Diplomat Sub:

               Diplomat Corporation
               25 Kay Fries Drive
               Stony Point, NY 10980

               With a copy to:

               Gersten, Savage, Kaplowitz, Fredericks
               & Curtin, LLP
               101 East 52nd Street
               New York, New York 10022

          b.   To Biobottoms, Inc.:

               Biobottoms, Inc.
               617-C Second Street
               Petaluma, CA 94952

          c.   To Consultant:

               1410 Skillman Lane
               Petaluma, CA 94952
               Attn: Anita Dimondstein

     13. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

     14. This Agreement may be executed in one or more counterparts and by fax and when so executed by each party hereto shall comprise one agreement binding upon the parties.

     CONSULTANT HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON CONSULTANT WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS

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HAVE BEEN MADE TO CONSULTANT TO INDUCE CONSULTANT TO SIGN THIS AGREEMENT.
CONSULTANT SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY.

                                           ------------------------------------
                                           Consultant


Accepted and Agreed to:

DIPLOMAT CORPORATION

By:
   --------------------------------
Printed Name:
             ----------------------
BIOBOTTOMS, INC.

By:
   --------------------------------

Printed Name:
             ----------------------

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